INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement of Walker Financial Corporation (the "Company") on Form S-8, File No. 333-114658 of our report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, dated February 17, 2005, on our audit of the consolidated financial statements of the Company as of December 31, 2004 and for the years ended December 31, 2004 and 2003, which report is included in this Annual Report on Form 10-KSB/A-2.

Marcum & Kliegman LLP
November 23, 2005